UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023 (May 17, 2023)

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 17, 2023, Amcor Finance (USA), Inc. (the “Issuer”), Amcor plc (“Amcor”), Amcor UK Finance plc (“Amcor UK”), Amcor Pty Ltd (“Amcor Australia”) and Amcor Flexibles North America, Inc. (“AFNA”, and, together with Amcor, Amcor UK and Amcor Australia, the “Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, with respect to the offer and sale by the Issuer of $500,000,000 aggregate principal amount of its 5.625% Guaranteed Senior Notes due 2033 (the “Notes”), under the Registration Statement on Form S-3 (File No. 333-239060). Each Guarantor provided a full and unconditional guarantee of the Notes pursuant to the Indenture (as defined below) (the “Guarantee” and together with the Notes, the “Securities”). The Securities were issued pursuant to an Indenture, dated as of May 26, 2023, among the Issuer, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”), together with the officer’s certificate, dated May 26, 2023 (the “Officer’s Certificate”), delivered pursuant to the Indenture establishing the terms of the Notes.

Interest on the Notes will be payable in arrears on May 26 and November 26 of each year, commencing on November 26, 2023. The Notes will mature on May 26, 2033.

The net proceeds from the sale of the Securities after deducting the underwriting discount and estimated offering expenses payable by Amcor are expected to be approximately $491 million. Amcor intends to use the net proceeds from the sale of the Securities to repay a portion of its commercial paper borrowings and the remainder, if any, for general corporate purposes, which may include the repayment of other short- and long-term debt.

The foregoing summary of the Underwriting Agreement, the Indenture, the Officer’s Certificate and the form of the Notes does not purport to be complete and is qualified in its entirety by reference to the texts of such documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein. The legal opinions and consents relating to the issuance and sale of the Securities are attached as Exhibits 5.1 through 5.5 and Exhibits 23.1 through 23.5, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 17, 2023, by and among Amcor Finance (USA), Inc., Amcor plc, Amcor Flexibles North America, Inc., Amcor UK Finance plc and Amcor Pty Ltd and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.
4.1	Indenture, dated as of May 26, 2023, among Amcor Finance (USA), Inc., Amcor plc, Amcor UK Finance plc, Amcor Pty Ltd and Amcor Flexibles North America, Inc. and Deutsche Bank Trust Company Americas, as trustee (including the guarantees).
4.2	Officer’s Certificate of Amcor Finance (USA), Inc., dated May 26, 2023.
4.3	Form of 5.625% Guaranteed Senior Note due 2033.
5.1	Opinion of Perkins Coie LLP.
5.2	Opinion of Herbert Smith Freehills LLP (English law).
5.3	Opinion of Armstrong Teasdale LLP.
5.4	Opinion of Ogier (Jersey) LLP.
5.5	Opinion of Herbert Smith Freehills (Australian law).
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Herbert Smith Freehills LLP (English law) (included in Exhibit 5.2 hereto).
23.3	Consent of Armstrong Teasdale LLP (included in Exhibit 5.3 hereto).
23.4	Consent of Ogier (Jersey) LLP (included in Exhibit 5.4 hereto).
23.5	Consent of Herbert Smith Freehills (Australian law) (included in Exhibit 5.5 hereto).
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

By:	/s/ Damien Clayton
Name: Damien Clayton
Title: Company Secretary

Dated: May 26, 2023